IMPORTANT ANNOUCEMENT



         (June 1, 2000 - West Chester, PA) First Chester County Corporation, parent company of The First National Bank of Chester County, has changed its over-the-counter market ticker symbol from "FWCC" to "FCEC." Additionally, the cusip number of First Chester County Corporation has changed from "337492102" to "31947W100." For more information, please contact our Shareholder Relations Departmen at 610-344-2686 or you can e-mail us at John.Stoddart@fnbchestercounty
 .com.